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                                                                   EXHIBIT 10.12

                                      LEASE

         This lease agreement is made as of this 1st day of August, 1998, between NITRAM PARTNERS, LTD., a Florida limited partnership, herein after referred to as the "Landlord", and MIAMI METAL PRODUCTS, INC., a Florida corporation d/b/a POMPEII FURNITURE INDUSTRIES, hereinafter referred to as the "Tenant."

         1. DEMISED DESCRIPTION.

            Landlord does hereby lease to Tenant, and Tenant does hereby lease from Landlord those properties comprised of approximately 220,468 rentable square feet, more particularly described in Exhibit "N" attached hereto and incorporated herein by reference (the "Premises"). The final determination of the rentable square feet in the Premises shall be determined by Landlord's architect and the same shall be used for all computations involving square footage under this lease.

         2. TERM.

            The term of this lease shall be for five (5) years commencing on the 1st day of August, 1998 (the "Lease Commencement Date").

            Tenant, at its discretion, may renew this lease for a maximum of three consecutive additional five (5) year terms, for a maximum duration of twenty (20) years. Tenant shall exercise its renewal rights by providing written notice to Landlord of its intent. to renew no later than forty-five (45) days prior to the expiration of the then current lease term.

         3. RENT AND SECURITY.

            A. Tenant agrees to and shall pay to Landlord, as rent for the Premises, rent in equal monthly installments at the rate of $31,250.00 per month, plus applicable sales tax, in advance on the first day of each month commencing on the 1st day of August 1998 and monthly thereafter. Upon the commencement of each five (5) year renewal period hereunder, the square foot rent rate shall be adjusted by increasing (and never decreasing) the square foot rent rate of the last completed lease term by an amount equal to the percentage increase in the CPI between the first and last month of the last completed lease term. For purposes of this lease, CPI is defined as the Consumer Price Index for All Urban Consumers, AU Items (Base year 1982-84 =100) published by the United States Department of Labor, Bureau of Labor Statistics. If the Bureau of Labor Statistics substantially revises the manner in which the CPI is determined, if practicable an adjustment shall be made in the revised index which would produce results equivalent, as nearly as possible to those which would produce results equivalent to those that would be produced if the CPI were not so revised. If an adjustment required by the preceding sentence is not practicable, or if the CPI become unavailable to the public because publication is discontinued, or otherwise, Landlord shall substitute therefor a comparable index based upon changes in the cost of living or purchasing power of the consumer dollar published by a





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governmental agency, major bank, other financial institution, university or recognized financial publisher.

            B. Applicable sales tax shall also be paid by the Tenant to Landlord with each rent payment due under the terms of this lease and on all taxable items payable by Tenant, including without limitation ad valorem taxes paid by or reimbursed from Tenant.

            C. Tenant, concurrently with the execution of this lease, has deposited with Landlord the sum of $ -none- receipt of which is hereby acknowledged by Landlord, which sum shall be retained by Landlord as security for the payment by Tenant of the rents herein agreed to be paid by Tenant and for the faithful performance by Tenant of the terms and covenants of this lease. If Tenant fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Landlord may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Landlord may become obligated by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of said deposit, Tenant shall within ten (10) days after written demand therefor deposit cash with Landlord in an amount sufficient to restore said deposit to the full amount hereinabove stated and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep said deposit separate from its general accounts. If Tenant performs all of Tenant's obligations hereunder, said deposit, or so much thereof as has not theretofore been applied by Landlord, shall be returned, without payment of interest or other increment for its use, to Tenant (or at Landlord's option, to the last assignee, if any, of Tenant's interest hereunder) at the expiration of the term hereof, and after Tenant has vacated the Premises. No trust relationship is created herein between Landlord and Tenant with respect to said Security Deposit.

         4. USE.

            Tenant shall use and occupy the Premises for the purpose of conducting the business and affairs of the tenant as conducted immediately before the effective date of this Lease and for no other purposes except those authorized in writing by Landlord, which authority shall be exercised by Landlord in its sole discretion.

         5. UTILITIES, MAINTENANCE AND TAXES.

            Tenant shall pay all charges for water, electricity, gas, telephone and other utility services furnished to the Premises during the term of this lease. Any expenses for utilities used at the Premises and billed to Landlord by such utility companies shall be made by Tenant to Landlord within thirty days after receipt of Landlord's written statement setting forth the amount of the expenditures incurred by Landlord for such services.

                  Landlord shall pay all taxes, assessments and charges which may be assessed and levied upon the Premises during the term of this lease as they shall become due; provided, however, that Tenant shall reimburse Landlord and pay as additional rent, the amount of the real property ad valorem taxes applicable to the Premises for each year during the term hereof.


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Such payments shall be made by Tenant to Landlord within thirty days after receipt of Landlord's written statement setting forth the amounts of such expenditures and real estate taxes paid by the Landlord. Tenant's liability for taxes for a partial tax year shall be prorated on a daily basis.

            Tenant shall pay all taxes, assessments and charges which may be assessed and levied upon any improvements erected on the Premises by Tenant as they shall become due.

         6. ALTERATIONS, ADDITIONS, INSTALLATIONS AND REMOVAL THEREOF.

            Tenant may, at its own expense, either at the commencement of or during the term of this lease, make such alterations in and/or additions to the Premises as may be necessary to fit the same for its business, upon first obtaining the written approval of Landlord as to the materials to be used and the manner of making such alterations and/or additions. Landlord covenants not to unreasonably withhold approval of alterations and/or additions proposed to be made by Tenant. Tenant may also, at its own expense, install such counters, partitions, walls, shelving, fixtures, fittings, machinery and equipment upon or within the Premises as Tenant may consider necessary to the conduct of its business. At any time prior to the expiration or earlier termination of the term of this lease, Tenant may remove any or all such alterations, additions or installations in such manner as will not substantially injure the Premises, or the portion or portions affected by such removal, and the Premises shall be restored to the same condition as existed prior to the making of such alteration, addition, or installation, ordinary wear and tear, damage or destruction by fire, flood, storm, civil commotion, or other unavoidable cause excepted. All alterations, additions, or installations not so removed by Tenant shall become the property of Landlord without liability on Landlord's part to pay for the same.

            Tenant shall be allowed reasonable access to the Premises prior to the Lease Commencement Date to install its equipment without Tenant incurring any rent obligation, provided, however, that all other terms and conditions of this lease shall be in effect. All work and access to the Premises shall be coordinated through the Landlord.

            Tenant shall pay, when due, all claims for labor or materials furnished to or for Tenant at or for use in the Premises, which claims are or may be secured by any mechanics' or materialmen's lien against the Premises or any interest therein. Tenant shall give Landlord not less then ten days' written notice prior to commencement of any work in the Premises, and Landlord shall have the right to post notices of non-responsibility in or on the Premises as provided by law. Tenant may, in good faith, contest the validity of any such lien, claim or demand, in which case Tenant shall, at its sole expense defend itself and Landlord against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Landlord or the Premises. In addition, Landlord may require Tenant to pay Landlord's reasonable attorney's fees and costs in participating in such action if Landlord shall decide it is in its best interest to do so.





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         7. TRADE FIXTURES; PERSONAL PROPERTY.

            All articles of personal property and all business and trade fixtures, machinery and equipment, furniture and moveable partitions owned by Tenant or installed by Tenant at its expense in the Premises shall be and remain the property of Tenant and may be removed by Tenant at any time during the term of this lease provided Tenant is not in default hereunder, and provided further that Tenant shall repair any damage caused by such removal.

         8. MAINTENANCE AND REPAIR.

            Except as hereinafter provided, Tenant shall maintain and keep Tenant's door and the interior of the Premises in good repair, free of refuse and rubbish and shall return the same at the expiration or termination of the term of this lease in as good condition as received by Tenant, ordinary wear and tear, damage or destruction by fire, flood, storm, civil commotion or other unavoidable cause excepted; provided, however, that if alterations, additions, and/or installations shall have been made by Tenant as provided for in this lease, Tenant shall not be required to restore the Premises to the condition in which they were prior to such alterations, additions and/or installations unless requested to do so by Landlord within thirty days following the expiration or termination of the term of this lease. Tenant shall be responsible for maintenance and repair of equipment on the Premises and shall replace all broken glass. Tenant shall be solely responsible to maintain and make all necessary repairs to the foundations, structure, load bearing walls, roof, gutters, downspouts, landscape, parking areas, common areas, and loading docks, if any, on or appurtenant to the Premises. Tenant shall reimburse Landlord and pay as additional rent any such expenses incurred by the Landlord in the maintenance of the parking areas (including driveways) and for the maintenance of the landscaped areas appurtenant to the building in which the Premises is located or any other repairs. Such payments shall be made by Tenant to Landlord within thirty days after receipt of Landlord's written statement setting forth the amount of such expenses due from Tenant.

            Tenant shall be responsible for the maintenance of the heating/air conditioning systems, and the Tenant shall be responsible for the replacement, if necessary, of such systems.

         9. COMMON AREAS.

            Tenant shall have the nonexclusive right in common with other tenants in the building which includes the Premises (the "Building"), and subject to any reasonable rules and regulations enacted by the Landlord, to use during the term of this lease the common entrances, walkways, sidewalks, lobbies, rest room elevators, stairways and accessways, loading docks, ramps, drives and platforms and any passageways and service ways thereto, parking facilities and common pipes, conduits, wires and appurtenant equipment serving the Premises.

         10. INDEMNITY.

             Tenant agrees to indemnify and hold Landlord harmless against all claims, demands, costs and expenses, including reasonable attorney's fees for the defense thereof, as the same are incurred, arising from the conduct, occupancy or management of Tenant's



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business or its use of the Building and parking areas or from construction of improvements by Tenant, or from any breach on the part of the Tenant of any conditions of this lease, or from any act or negligence of Tenant, its agents, servants, contractors or employees, in or about the Premises; provided, however, that the foregoing provision shall not be construed to make Tenant responsible for loss, damage, liability or expense resulting from injuries caused by negligence or intentional misconduct of Landlord, its agents, servants, or employees. In case of any action or proceeding brought against Landlord by reason of a claim for which Tenant has agreed to indemnify Landlord, Tenant, upon notice from Landlord, will defend such action or proceeding by counsel reasonably acceptable to Landlord.

        11. INSURANCE.

            Landlord covenants and agrees that throughout the term of this lease it will insure the Building and the Building improvements (excluding any property with respect to which Tenants are obligated to insure) against damage by fire including extended coverage, vandalism and malicious mischief and comprehensive general liability insurance in such amounts as would be carried by a prudent owner of a similar building in the geographic area; provided, however, that Tenant shall reimburse the Landlord and pay as additional rent, the amount of the insurance premium applicable to the Premises for each year during the term hereof Such payments shall be made by Tenant within thirty days after receipt of Landlord's written statement setting forth the amount of such insurance premium. Tenant's liability for such premiums for a partial insurance period shall be prorated on a day basis.

            Tenant covenants and agrees that throughout the term of this lease it will insure the Premises and its improvements against damage by fire including extended coverage, vandalism and malicious mischief and comprehensive general liability insurance with limits of at least $1,000,000/$2,000,000 for injury to person and $500,000 for damage to property. Tenant shall also carry insurance against the occurrence of an environmental hazard created by Tenant at the Premises. The Tenant shall provide Landlord with certificates evidencing the aforesaid insurance coverages prior to occupancy and thereafter upon request and all the said policies shall name Tenant as insured party and Landlord as additional insured. Said policies shall also provide that the insurer shall provide thirty days notice to Landlord prior to cancellation.

            Landlord and Tenant hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage and other property insurance policies existing for the benefit of the respective parties. Each party shall obtain any special endorsements, if required by their insurer, to evidence compliance with the aforementioned waiver.

        12. COMPLIANCE WITH LAWS.

            The Tenant acknowledges that no trade or occupation shall be conducted in the Premises or use made thereof which will be unlawful, improper, excessively noisy or offensive, or contrary to any law or any municipal by-law or ordinance in force in the state, city or town in which the Premises are situated.


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            A. Tenant shall give prompt notice to Landlord of any written notice it receives of the violation of any law or requirement, of public authority, and at its own expense shall comply with all laws and requirements, of public authorities which shall, with respect to the Premises or the use and occupation thereof, or the abatement of any nuisance, impose any obligation, order or duty on Landlord or Tenant arising from (i) Tenant's use of the Premises, (ii) the manner of conduct of Tenant's business or operation of its installations, equipment or other property, (iii) any cause or condition created by or at the instance of Tenant, other than by Landlord's performance of any work for or on behalf of Tenant, or (iv) breach of any obligation of Tenant under this lease. Tenant, however, shall not be so required to make any structural or other substantial change in the Premises. Furthermore, Tenant need not comply with any such law or requirement of public authority so long as Tenant shall be contesting the validity thereof or the applicability thereof to the Premises, in accordance with subdivision B. of this Paragraph. Landlord, at his expense, shall comply with such other laws and requirements of public authority as shall affect the Premises (except those arising out of Tenant's preparation of the Premises for its use), but may similarly contest the same subject to conditions reciprocal to sections (i), (ii), and (iii) of subdivisions of this Paragraph.

            B. Tenant may, at its expense (and if necessary in the name of, but without expense to, Landlord) contest, by appropriate proceedings prosecuted diligently and in good faith, the validity, or applicability to the Premises, of any law or requirement of public authority and Landlord shall cooperate with Tenant in such proceedings, provided that:

               (i) Landlord shall not be subject to any liability, fine or criminal penalty or to prosecution for a crime nor shall the Premises or any part of the Building be subject to being condemned or vacated, or a lien, by reason of noncompliance or otherwise by reason of such contest.

               (ii) Tenant shall defend, indemnify, and hold harmless the Landlord against all liability, loss or damage which Landlord shall suffer by reason of such noncompliance or contest, including reasonable attorney's fees and other expenses reasonably incurred by Landlord.

               (iii) Tenant shall keep Landlord advised upon landlord's request from time to time as to the status of and any facts concerning such proceedings.

        13. SIGNS.

            During the term of this lease, Tenant shall have the right to erect, affix or display on exterior or interior walls, doors, windows of the Building on the Premises, such signs or sign advertising its business as Tenant may consider necessary or desirable, subject to the consent of Landlord, whose consent shall not be unreasonably withheld, and applicable zoning and other governmental regulations.









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        14. CASUALTY LOSS.

            In the event that the Premises are damaged by fire or other casualty, Landlord shall forthwith proceed to restore the Premises to the end that space of the same size and utility are available as expeditiously as possible. Tenant's rent shall be abated in just proportion during the period of the impaired use of the Premises. If more than 50% of the inside space of the Building area or the Premises is damaged, either Landlord or Tenant may cancel the term of this lease on thirty days' notice within thirty days following such casualty in which case rent shall be apportioned as of the date the casualty. If a registered engineer or architect jointly acceptable to Landlord and Tenant shall notify them within thirty days after such fire or casualty that in his opinion the damage to the Premises cannot be repaired so as to substantially restore the Premises to their former condition within 180 days after such fire or casualty, or if the Premises are in fact not restored to substantially the same condition as prior to such fire or casualty within 180 day after such occurrence, then the term of this lease may be terminated by either Landlord or Tenant in which case rent shall be apportioned as of the date of such termination. The rights of cancellation and termination afforded to the parties by this paragraph shall not be affected or extended by reason of the happening of any event described in Paragraph 21.

        15. CONDEMNATION.

            In the event the Premises shall be taken for public use by the city, state, federal government, public authority or other corporation having the power of eminent domain, then the term of this lease shall terminate as of the date on which possession thereof shall be taken for such public use, or, at the option of Tenant, as of the date on which the Premises shall become unsuitable for Tenant's regular business by reason of such taking; provided, however, that if only a part of the Premises shall be so taken, such termination shall be at the option of Tenant only. If such a taking of only a part of the Premise occurs and Tenant elects not to terminate the term of the lease, there shall be a proportionate reduction of the rent to be paid under this lease from and after the date such possession is taken for public use. Tenant shall have the right to participate, directly or indirectly, in any award for such public taking on account of such public taking.

        16. DEFAULT.

            The occurrence of any one or more of the following events shall constitute a material default and breach of this lease by Tenant:

            A. The abandonment of the Premises by Tenant, or the vacating of the Premises by Tenant for ten business days without Landlord's prior written consent which Landlord may withhold in its sole discretion.

            B. The failure by Tenant to make any payment of rent within three
(3) days of receipt of written notice that such rent is past due.



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            C. The failure by Tenant to make any payment other than rent which payment is required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of three days after written notice thereof from Landlord to Tenant.

            D. The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this lease to be observed or performed by Tenant, other than the failure to pay rent described in subdivision B. above, where such failure shall continue for a period of thirty days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's default is such that more than thirty days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commenced such cure within said thirty-day period and thereafter diligently prosecutes such cure to completion.

            E. (i) The making by Tenant of any general arrangement or assignment for the benefit of creditors; (ii) Tenant becomes a "debtor" as defined in 11 U.S.C. Section 101 or any successor statute thereto (unless, in the case of a petition filed against Tenant, the same if dismissed within sixty days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this lease, where possession is not restored to Tenant within thirty days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this lease, where such seizure is not discharged within thirty days. Provided, however, in the event that any provision of this Paragraph 16.E. is contrary to any applicable law, such provision shall be of no force or effect.

            F. The discovery by Landlord that any financial statement given to Landlord by Tenant, or any guarantor of Tenant's obligation hereunder, and any of them, was materially false.

            In the event of any such default or breach by Tenant, Landlord may at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default or breach:

            A. Terminate Tenant's right to possession of the Premises by any lawful means, in which case the term of this lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default including, but not limited to, the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises to return the Premises to the condition it was in at the commencement of the term of this Lease, reasonable attorney's fees, and any reasonable real estate commission actually paid, the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid rent for the balance of the term after the time of such award exceeds the amount of such rental loss for the same period that Tenant proves could be reasonably avoided, and that portion of the leasing commission paid by Landlord pursuant to Paragraph 31 applicable to the unexpired term of this lease.

            B. Maintain Tenant's right to possession in which case the term of this lease shall continue in effect whether or not Tenant shall have abandoned the Premises. In such



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event Landlord shall be entitled to enforce all of Landlord's rights and remedies under this lease, including the right to recover the rent as it becomes due hereunder.

            C. Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the State of Florida. Unpaid installments of rent and other unpaid monetary obligations of Tenant under the terms of this lease shall bear interest from the date due at the maximum rate allowed by law.

        17. LANDLORD'S RIGHT TO ENTER PREMISES.

            Tenant shall permit Landlord or its agent to enter at all reasonable times and upon reasonable notice (and in case of emergency, at any time) to make such alterations or repairs therein as may be necessary for the safety or the preservation thereof, or for any other reasonable purposes. Tenant shall also permit Landlord or its agents, on or after one hundred twenty days next preceding the expiration of the term of this lease, to show the Premises to prospective tenants or purchasers at reasonable times, and to place notices on the front of the Premises or Building, or on any part thereof, offering the Premises or Building for lease or for sale.

        18. ASSIGNMENT, SUBLETTING.

            Tenant shall not assign this lease or sublet the whole or any part of the Premises without the prior written consent of Landlord, which authority Landlord may exercise in its sole discretion. Prior to any such assignment, Tenant shall deliver to Landlord a written agreement from the assignee agreeing with Landlord to perform the terms, covenants, and conditions of Tenant contained in this lease, but no such assignment shall release Tenant from the terms, covenants and conditions of this lease.

        19. HOLDING OVER.

            If Tenant or anyone claiming under Tenant shall remain in possession of the Premises or any part thereof after the expiration or termination of the term of this lease with the consent of Landlord but without any further agreement in writing between the Landlord and Tenant with respect thereto, then, in the event that Landlord shall accept rent from such person remaining in possession, the person shall be deemed a month-to-month tenant at a rental rate equal to one hundred and fifty percent of the rent in effect upon the date of such expiration or termination until such tenancy is terminated in a manner provided by law.

        20. ESTOPPEL CERTIFICATES.

            Upon not less than thirty days prior written request, each of Landlord and Tenant agrees, in favor of the other, to execute, acknowledge and deliver a statement in writing certifying that this lease is unmodified and in full force and effect (or if there have been any modifications, that the same are in full force and effect as modified and stating the modifications), and the dates to which the rent and other



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charges have been paid and any other information reasonably requested. Any such statement delivered pursuant to this Paragraph may be relied upon by any prospective purchaser, mortgagee or lending source.

            A. ACTS OF GOD.

            In any case where either party hereto is required to do any act, delays caused by or resulting from Acts of God, war, civil commotion, fire, flood or other casualty, labor difficulties, shortages of labor, materials or equipment, unusual government regulations, unusually severe weather, or other causes beyond such party's reasonable control shall not be counted in determining the time during which such act shall be completed, whether such time be designated by a fixed date, a fixed time or "a reasonable time", and such time shall be deemed to be extended by the period of such delay. The provisions of this paragraph shall not be applied, however, to affect another party's right to terminate the term of this lease under Paragraphs 14 and 23.

        21. MORTGAGE SUBORDINATION.

            Tenant agrees that upon the request of Landlord in writing, it will subordinate this lease and the lien thereof to the lien of any future mortgage or mortgages upon the Premises, irrespective of the time of execution or time of recording of any such mortgage or mortgages, provided that the holder or any assignee thereof, agrees that this lease and the rights of Tenant hereunder shall continue in full force and effect and shall not be terminated or disturbed except in accordance with the provisions of this lease. Tenant agrees that if requested by the holder of any such mortgage, it will be a party to said agreement and will agree in substance that if the mortgagee or any person claiming under the mortgagee (including a purchaser at foreclosure sale, its successors, and assigns) shall succeed to the interest of Landlord in this lease, it will recognize said mortgagee or person and its successors and assigns as its Landlord under the terms of this lease. Tenant agrees that it will, upon the request of Landlord, execute, acknowledge and deliver any and all instruments necessary or desirable to give effect to or notice of such subordination. The word "mortgage" as used herein includes mortgages, deeds of trust, or other similar instruments, and modifications, consolidations, extensions, renewals, replacements and substitutes therefor.

        22. QUIET ENJOYMENT.

            Landlord agrees that if Tenant pays the rent and performs and observes the agreements, conditions and other provisions on its part to be performed and observed, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises during the term of this lease without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject, however, to the terms of this lease and any instruments having a prior lien. Tenant shall have the right to terminate this lease by notice to Landlord for breach of any covenant contained in this Paragraph.





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        23. NOTICE.

            Whenever in this lease it is provided that notice shall or may be given to or served upon either of the parties by the other and whenever either of the parties shall desire to give or serve upon the other any notice with respect to this lease of the Premises, each such notice shall be in writing, and any law or statute to the contrary notwithstanding, shall not be effective for any purpose unless the same shall be given or served as follows:

            A. if given or served by Landlord, by sending same by facsimile and thereafter mailing a copy of same, or by mailing a copy of same, to Tenant by registered or certified mail, return receipt requested, addressed to Tenant at the Premises, or such other address as Tenant may from time to time designate by notice given to Landlord; or

            B. If given or served by Tenant, by sending same by facsimile and mailing a copy of same, or by mailing a copy of same, to Landlord by registered or certified mail, return receipt requested, addressed to Landlord at 2127 Brickell Avenue, Suite 3602, Miami, Florida, or such other address as Landlord may from time to time designate by notice given to Tenant.

            C. The date of the sending of any such facsimile and the confirmation of the receipt of same shall be the date of notice for purposes of the provisions of this lease, or if notice is given by mailing without sending a facsimile, the date of mailing in accordance with these provisions shall be the date of notice for purposes of this lease.

        24. SELF-HELP.

            If Tenant shall default in the performance or observance of any agreement or condition in this lease contained on its part to be performed or observed, other than an obligation to pay money, and shall not cure such default as provided herein, Landlord may, at its option, without waiving any claim for damages for breach of this lease, at any time thereafter, cure such default for the account of Tenant and any amount paid, or any liability incurred by Landlord in so doing shall be deemed paid or incurred for the account of Tenant, and Tenant agrees to reimburse Landlord thereafter and save Landlord harmless therefrom.

            If Landlord shall default in the performance or observance of any agreement or condition in this lease contained on its part to be performed or observed and shall not cure such default as provided herein, Tenant may, at its option, without waiving any claim of damages for breach of this lease, at any time thereafter, cure such default for the account of Landlord and any amount paid or any liability incurred by Tenant in so doing shall be deemed paid or incurred for the breach of this lease, at any time thereafter, cure such default for the account of Landlord and any amount paid or any liability incurred by Tenant in so doing shall be deemed paid or incurred for the account of Landlord and Landlord agrees to reimburse Tenant thereafter and save Tenant harmless therefrom.

        25. CONTINGENCY.

            The Tenant shall have the opportunity to have the Premises inspected by Tenant's architect and engineer during a fourteen day period after the execution hereof by the parties. In the event that Tenant's architect and engineer reasonably conclude that the Premises are unsuitable for Tenant's purposes or would not comply with local and state code regulations and notify Landlord of such conclusion in writing within such period of fourteen days after such execution hereof, this lease shall terminate and neither party shall have any further obligation to the other party.

        26. HAZARDOUS MATERIAL.

            Landlord represents and warrants that as of the commencement of the term of this lease, it has no knowledge of any hazardous or toxic material of whatever nature at the Premises, or the land upon which the Premises are located. In the event that hazardous or toxic material of whatever kind or nature and wherever located, including, but not limited to soil, water, building components, above ground storage containers, are found to be present at the Premises (or land upon which the Premises are located), Landlord will indemnify, defend and hold Tenant harmless from any and all claims or liability as result of the existence of said materials, except as to hazardous or toxic material released onto the Premises (or land upon which the Premises are located) by Tenant, and with respect to such material released by Tenant, Tenant will indemnify, defend and hold Landlord harmless from any and all claims or civil liability as a result of the existence of such materials.

        27. MISCELLANEOUS.

                  A. This lease shall be governed by and construed in accordance with the laws of the State of Florida, and if any provision of this lease shall to any extent be invalid, the remainder of this lease shall not be affected thereby.

                  B. There are no oral or written agreements between Landlord and Tenant affecting this lease. This lease may be amended only by instruments in writing executed by Landlord and Tenant.

                  C. The titles of the several paragraphs contained herein are for convenience only and shall not be considered in construing this lease.

        28. RECORDING MEMORANDUM OF LEASE.

            Tenant shall, upon request of the Landlord, execute, acknowledge and deliver to Landlord a "short form" memorandum of this lease for recording purposes.

        29. REAL ESTATE COMMISSION.

            A. Landlord hereby represents and warrants to Tenant that Landlord has not engaged any agent, broker or finder in regard to this lease. Landlord agrees to indemnify Tenant and agrees to hold Tenant free and harmless from and against any and all liability, loss, cost, damage and expense, including, but not limited to, reasonable attorney's fees and costs of litigation, both prior to and on appeal, which Tenant shall ever suffer or incur because of any claim by any agent, broker or finder, engaged by Landlord, whether or not meritorious, for any fee, commission or other compensation with respect to this lease.

            B. Tenant hereby represents and warrants to Landlord that Tenant has not engaged any agent, broker or finder in regard to this lease. Tenant agrees to indemnify Landlord and agrees to hold Landlord free and harmless from and against any and all liability, loss, cost, damage and expense, including but not limited to reasonable attorney's fees and costs of litigation, both prior to and on appeal, which Landlord shall ever suffer or incur because of any claim by any agent, broker or finder engaged by Tenant, whether or not meritorious, for any fee, commission or other compensation with respect to this lease.

        30. ATTORNEY'S FEES.

            If either party brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, on trial or appeal, shall be entitled to its reasonable attorney's fees to be paid by the losing party as fixed by the court.

IN WITNESS WHEREOF, the parties hereto have executed this lease as of the day and year first above written.

Witnesses:                           MIAMI METAL PRODUCTS, INC., a Florida
                                     corporation


                                     By: /s/ Leo Martin
-------------------------------          ---------------------------------------
                                         LEO MARTIN, President

-------------------------------



Witnesses:                           NITRAM PARTNERS, LTD., a Florida limited
                                     partnership


                                     By: /s/ Leo Martin
-------------------------------          ---------------------------------------
                                         LEO MARTIN as President of
                                         NITRAM HOLDINGS, INC., General Partner
-------------------------------

                                    EXHIBIT A
                                    ---------

Folio No.: 01-3125-034-0420
Legal Description: Lot 40, less the North 5 feet for Street, of CORRECTED MAP OF SPAULDING SUBDIVISION, according to the Plat thereof, as recorded in Plat Book 3, at Page 161.
Property Address:  250 NW 24th Street, Miami, FL

Folio No.: 01-3125-034-0400
Legal Description: The East 5 feet of Lot 36, and All of Lots 37, 38 and 39, less the North 5 feet for street purposes, of CORRECTED MAP OF SPAULDING SUBDIVISION, according to the Plat thereof, as recorded in Plat Book 3, at Page 161.
Property Address: 310-314 NW 24th Street, Miami, FL

Folio No.: 01-3125-034-0320
Legal Description: All of Lots 33 and 34, and the West 50 Feet of Lot 35, less the North 5 feet, and Lot 62, less the South 7.5 feet for Street, CORRECTED MAP OF SPAULDING SUBDIVISION, according to the Plat thereof, as recorded in Plat Book 3, at Page 161.
Property Address:  350-360-370-380 NW 24th Street, Miami, FL

Folio No.: 01-3125-034-0020
Legal Description: Lot 2, of CORRECTED MAP OF SPAULDING SUBDIVISION, according to the Plat thereof, as recorded in Plat Book 3, at Page 161.
Property Address: 215 NW 24th Street, Miami, FL

Folio No.: 01-3125-034-0030
Legal Description: Lot 3, of CORRECTED MAP OF SPAULDING SUBDIVISION, according to the Plat thereof, as recorded in Plat Book 3, at Page 161.
Property Address: 219 NW 24th Street, Miami, FL

Folio No.: 01-3125-034-0040
Legal Description: Lot 4 less the South 5 feet, CORRECTED MAP OF SPAULDING SUBDIVISION, according to the Plat thereof, as recorded in Plat Book 3, at Page 161.
Property Address:  227 NW 24th Street, Miami, FL

Folio No.: 01-3125-034-0050
Legal Description: Lot 5, of CORRECTED MAP OF SPAULDING SUBDIVISION, according to the Plat thereof, as recorded in Plat Book 3, at Page 161.
Property Address: 237 NW 24th Street, Miami, FL

Folio No.: 01-3125-034-0060
Legal Description: Lot 6, of CORRECTED MAP OF SPAULDING SUBDIVISION, according to the Plat thereof, as recorded in Plat Book 3, at Page 161.
Property Address: 247 NW 24th Street, Miami, FL

Folio No.: 01-3125-034-0070
Legal Description: Lot 7, of CORRECTED MAP OF SPAULDING SUBDIVISION, according to the Plat thereof, as recorded in Plat Book 3, at Page 161.
Property Address: 255 NW 24th Street, Miami, FL

Folio No.: 01-3125-034-0080
Legal Description: Lots 8 and 9, of CORRECTED MAP OF SPAULDING SUBDIVISION, according to the Plat thereof, as recorded in Plat Book 3, at Page 161. Property Address: 267 NW 24th Street, Miami, FL

Folio No.: 01-3125-034-0110
Legal Description: Lots 10, 11 and 12, of CORRECTED MAP OF SPAULDING SUBDIVISION, according to the Plat thereof, as recorded in Plat Book 3, at Page 161.
Property Address: 325 NW 24th Street, Miami, FL

Folio No.: 01-3125-034-0130
Legal Description: Lot 13, of CORRECTED MAP OF SPAULDING SUBDIVISION, according to the Plat thereof, as recorded in Plat Book 3, at Page 161.
Property Address: 339 NW 24th Street, Miami, FL

Folio No.: 01-3125-033-0360
Legal Description: Lots 46 and 47, of WOODLAWN TRACT, according to the Plat thereof, as recorded in Plat Book 1, at Page 148.
Property Address: 240 NW 25th Street, Miami, FL

Folio No.: 01-3125-033-0350
Legal Description: Lot 45, of WOODLAWN TRACT, according to the Plat thereof, as recorded in Plat Book 1, at Page 148.
Property Address: 252 NW 25th Street, Miami, FL

Folio No.: 01-3125-033-0310
Legal Description: Lot 41, 42 and 43, and Lot 44 less the North 7.5 fee thereof, of WOODLAWN TRACT, according to the Plat thereof, as recorded in Plat Book 1, at Page 148.
Property Address: 260 NW 25th Street, Miami, FL

Folio No.: 01-3125-033-0300
Legal Description: Lot 40, of WOODLAWN TRACT, according to the Plat thereof, as recorded in Plat Book 1, at Page 148.
Property Address: 282 NW 25th Street, Miami, FL

Folio No.: 01-3125-033-0290
Legal Description: Lot 39, of WOODLAWN TRACT, according to the Plat thereof, as recorded in Plat Book 1, at Page 148.
Property Address: 292 NW 25th Street, Miami, FL

Folio No.: 01-3125-033-0040
Legal Description: Lots 8 and 9, less the South 10 feet for R/W, of WOODLAWN TRACT, according to the Plat thereof, as recorded in Plat Book 1, at Page 148. Property Address; 255 NW 25th Street, Miami, FL

Folio No.: 01-3125-033-0050
Legal Description: Lot 10 less the South 10 feet for Right of Way, of WOODLAWN TRACT, according to the Plat thereof, as recorded in Plat Book 1, at Page 148. Property Address: 275 NW 25th Street, Miami, FL 33125

Folio No.: 01-3125-033-0060
Legal Description: Lot 11 less the South 10 feet for Right of Way, of WOODLAWN TRACT, according to the Plat thereof, as recorded in Plat Book 1, at Page 148. Property Address: 281 NW 25th Street, Miami, FL

Folio No.: 01-3125-034-0180
Legal Description: Lot 17 and the East 5 feet of Lot 18, of CORRECTED MAP OF SPAULDING SUBDIVISION, according to the Plat thereof, as recorded in Plat Book 3, at Page 161.
Property Address: 373 NW 24th Street, Miami, FL

Folio No.: 01-3125-034-0170
Legal Description: West 45 feet of Lot 18, less the South 5 feet, of CORRECTED MAP OF SPAULDING SUBDIVISION, according to the Plat thereof, as recorded in Plat Book 3, at Page 161.
Property Address: 375 NW 24th Street, Miami, FL

Folio No.: 01-3125-034-0190
Legal Description: Lots 19 and 20, less the South 5 feet, of CORRECTED MAP OF SPAULDING SUBDIVISION, according to the Plat thereof, as recorded in Plat Book 3, at Page 161.
Property Address: 391 NW 24th Street, Miami, FL

Folio No.:  01-3125-034-0590
Legal Description: Lot 69 of CORRECTED MAP OF SPAULDING SUBDIVISION, according to the Plat thereof, as recorded Plat Book 3, at Page 161.
Property Address:  301 NW 23rd Street, Miami, FL

Folio No.:  01-3125-034-0600
Legal Description: Lot 61 less the South 7.5 feet for Street, of CORRECTED MAP OF SPAULDING SUBDIVISION, according to the Plat thereof, as recorded in Plat Book 3, at Page 161.
Property Address:  311 NW 23rd Street, Miami, FL

Folio No.:  01-3125-034-0350
Legal Description: East 45 feet of Lot 35, less the North 5 feet for Street, of CORRECTED MAP OF SPAULDING SUBDIVISION, according to the Plat thereof, as recorded in Plat Book 3, at Page 161.
Property Address:  338 NW 24th Street, Miami, FL

Folio No.:  01-3125-034-0360
Legal Description: C 55 feet of Lot 35, of CORRECTED MAP OF SPAULDING SUBDIVISION, according to the Plat thereof, as recorded in Plat Book 3, at Page 161.
Property Address: 342 NW 24th Street, Miami, FL

Folio No.: 01-3125-034-0430
Legal Description: Lot 41 of CORRECTED MAP OF SPAULDING SUBDIVISION, according to the Plat thereof as recorded in Plat Book 3, at Page 161, of the Public Records of Dade County, Florida.
Property Address: 240 NW 24th Street

Folio #01-3125-034-0560
LEGAL DESCRIPTION LOT 57 OF CORRECTED MAP OF SPAULDING SUBDIVISION, ACCORDING TO THE PLAT THEREOF, AS RECORDED IN PLAT BOOK 3, PAGE 161, OF THE PUBLIC RECORDS OF DADE COUNTY FLORIDA.
PROPERTY ADDRESS: 289 NW 23RD STREET

FOLIO #01-3125-034-0570
LEGAL DESCRIPTION LOTS 58 & 59 OF CORRECTED MAP OF SPAULDING SUBDIVISION, ACCORDING TO THE PLAT THEREOF, AS RECORDED IN PLAT BOOK 3, PAGE 161, OF THE PUBLIC RECORDS OF DADE COUNTY FLORIDA.
PROPERTY ADDRESS: 297 NW 23RD STREET

FOLIO #01-3125-034-0380
LEGAL DESCRIPTION W50FT LOT 36 LESS ST OF CORRECTED MAP OF SPAULDING SUBDIVISION, ACCORDING TO THE PLAT THEREOF, AS RECORDED IN PLAT BOOK 3 PAGE 161, OF THE PUBLIC RECORDS OF DADE COUNTY FLORIDA.
PROPERTY ADDRESS: 320 NW 24TH STREET
"RENTAL TUCKER LERNER"

                       FIRST AMENDMENT TO LEASE AGREEMENT

         THIS FIRST AMENDMENT TO LEASE AGREEMENT ("AMENDMENT"), effective as of July 30, 1999, is entered into by NITRAM PARTNERS, LTD., a Florida limited partnership ("LANDLORD"), and MIAMI METAL PRODUCTS, INC., a Florida corporation, d/b/a POMPEII FURNITURE INDUSTRIES ("TENANT").

         A. This Amendment entered into in connection with the Stock Purchase Agreement, dated as of November 23, 1998, as amended (the "PURCHASE AGREEMENT"), whereby Winston Furniture Company of Alabama, Inc. is purchasing all of the capital stock of Tenant.

         B. Landlord and Tenant entered into a Lease Agreement dated August 1, 1998 (the "LEASE") for the Premises described in Exhibit "A" to the Lease.

         C. Landlord and Tenant desire to modify certain provisions thereof, all on the terms and conditions set forth in this Amendment.

         D. Capitalized terms used herein and not otherwise defined shall have the same meaning as set forth in the Lease.


         In consideration of the premises and the mutual covenants and agreements contained herein, it is agreed as follows:

         1. DEMISED PREMISES DESCRIPTION. Section 1 of the Lease is hereby amended in its entirety and restated as follows:

         "1. DEMISED PREMISES DESCRIPTION. Landlord does hereby lease to Tenant and Tenant does hereby lease from Landlord those properties comprised of approximately 220,468 gross square feet of real estate, including land and buildings, more particularly described in Exhibit "A" attached hereto and incorporated herein by reference (the "Premises")."

         2. TERM. Section 2 of the Lease is hereby amended in its entirety and restated as follows:

         "2. TERM.

         The initial terms of the lease was for five (5) years commencing on the 1st day of August, 1998 (the "Lease Commencement Date"). The initial term of this Lease shall be changed from five (5) years to ten (10) years and, for purposes of Tenant's renewal options as provided in the succeeding paragraph, the Lease Commencement Date shall be the date of this Amendment.

         Tenant, at its discretion, may renew this Lease for a maximum of two consecutive additional five (5) year terms, for a maximum duration of twenty (20) years from the Lease Commencement Date. Tenant shall exercise renewal rights by providing written notice to landlord of its intent to renew no later than 18 months prior to expiration of the then current lease term."

     3. RENT AND SECURITY.

        3.1 The first two sentences at Section 3A of the Lease are hereby amended to read as follows:

     "Tenant agrees to and shall pay to Landlord, as rent for the Premises, rent in equal monthly installments at the rate of $31,250.00 per month, as adjusted pursuant to the provisions of this Section 3A and Section 3D, plus applicable sales tax, in advance on the first day of each month commencing on the 1st day of August 1998 and monthly thereafter. Upon the commencement of each lease year on the anniversary date of this Amendment, the rent shall be adjusted by increasing (and never decreasing) the rent of the last completed lease year by an amount equal to the percentage increase in the CPI between the first and last month of the last completed lease year."

         3.2 The following new Section 3D is hereby added to the Lease:

         "D. Landlord is being required to correct certain code violations with respect to the Premises by the City of Miami. As a result of Landlord's expenditures to correct such violations, Tenant agrees to increase the annual rent paid hereunder by $125,000.00, with such increase to be effective in accordance with the following provisions. On a quarterly basis commencing November 1, 1999, Landlord shall (i) certify to Tenant the amount paid toward the corrections, together with the total cost of the corrections to be made and (ii) provide Tenant with supporting documentation reasonably acceptable to Tenant evidencing the amount paid. Tenant agrees to pay as increased annual rent $125,000.00 times a fraction, the numerator of which is the amount paid to date on the corrections and the denominator of which is the total cost of the corrections to be made, as determined in advance by the parties based upon a good faith estimate of the costs or as stated in a fixed price construction contract, with payments to be made in monthly installments together with the monthly rent required to be paid pursuant to Section 3A; PROVIDED, HOWEVER, if any amounts are paid by Landlord prior to the date of this First Amendment, the increased rent shall be effective as of the date hereof; PROVIDED, FURTHER, the additional amounts paid pursuant to this Section 3D shall be subject to the CPI adjustment as provided in

     Section 3A. The provisions of this Section 3D are illustrated by the following example:

     EXAMPLE: On or before November 1, 1999 Landlord certifies to Tenant that it has paid $300,000 of the $3,000,000 total cost of the corrections. Effective November 1, 1999, in addition to the monthly rent paid pursuant to Section 3A, Tenant will pay $1,041.66, computed as follows:


                ($125,000 x $  300,000 = $12,500 (divided by) 12)
                            ----------
                            $3,000,000

     Further, on or before February 1, 2000 Landlord certifies to Tenant that it has paid $500,000 of the $3,000,000 total cost of the corrections (such amount including the initial $300,000 included in the November 1, 1999 certification). Effective February 1, 2000, in addition to the monthly rent paid pursuant to Section 3A, Tenant will pay $1,736.08, computed as follows:

               ($125,000 x $  500,000 = $20,833 (divided by) 12)"
                           ----------
                           $3,000,000

     4. MAINTENANCE AND REPAIR. Notwithstanding the provisions of the third sentence of Section 8 of the Lease, the Landlord shall be solely responsible to maintain and make all necessary repairs to the foundations, structures, load bearing walls, roofs (except as modified in this First Amendment), gutters, downspouts, landscape, parking areas, common areas, and loading docks, if any, on or appurtenant to the Premises; however, Tenant shall be responsible for repairs for damages to the walls, ceiling, roof, floors, electrical system, plumbing system and HVAC system, if such damage was caused by Tenant in its operations. Landlord represents and warrants that the roof will be free Of unreasonable leaks, as has been customary.

     Landlord and Tenant agree that an inspection will be made of the Premises prior to the closing date of the transactions contemplated by the Purchase Agreement and that the parties will cause a punch list to be prepared, signed by Landlord or its agent and Tenant, of existing repairs needed to the Premises. Landlord agrees to promptly correct ail defects noted on such punch list.

     5. INSURANCE. The first two paragraphs of Section 11 of the Lease are hereby amended and restated in their entirety to read as follows:

        "Landlord covenants and agrees that throughout the term of this lease it will insure the Building and Building improvements (excluding any property with respect to which Tenant is obligated to insure) against damage by fire including extended coverage, vandalism and malicious mischief and comprehensive general liability insurance in such amounts as would be carried by a prudent owner of a similar building in the geographic area.

           Tenant covenants and agrees that throughout the term of this lease it will insure its improvements and property against damage by fire including extended coverage, vandalism and malicious mischief and comprehensive general liability insurance with limits of at least $1,000,000/$2,000,000 for injury to person and $500,000 for damage to property. Tenant shall provide Landlord with certificates evidencing the aforesaid insurance coverages prior to occupancy and thereafter upon request and all the said policies shall name Tenant as insured party and Landlord as additional insured. Said policies shall also provide that the insurer shall provide thirty days notice to landlord prior to cancellation."

     6. ASSIGNMENT, SUBLETTING. Section 18 of the Lease is hereby amended and restated in its entirety to read as follows:

           "Tenant shall be permitted to sublet any portion of the Premises, provided that (a) Tenant shall remain liable for the rent on the subleased premises, (b) any rent earned by the Tenant in excess of the rent paid to Landlord hereunder for such subleased premises shall be paid to Landlord; and (c) the subtenant will use the subleased premises for purposes reasonably acceptable to Landlord. Prior to any such to any such assignment, Tenant shall deliver to Landlord a written agreement from the assignee agreeing with Landlord to perform the terms, covenants and conditions of Tenant contained in this Lease."

     7. MORTGAGE SUBORDINATION. In the seventh line of Section 22 the words "it will be a party to said agreement" are hereby deleted.

     8. HAZARDOUS MATERIAL. Section 27 is amended and restated in its entirety to read as follows:

        "ENVIRONMENTAL MATTERS.

            DEFINITIONS.  As used in this Lease:

            (i) "Landlord Parties" means any officer, member, contractor, agent, employee, customer, guest, licensee or invitee of the Landlord.

            (ii) "Environmental Contamination" means the violation of any Environmental Law either presently in effect or hereafter enacted or promulgated; the use, generation, release, transportation, storage or disposal of any Regulated Materials in violation of any Environmental Laws either presently in effect or hereafter enacted or promulgated; the existence of any condition on the Property in violation or the presence of any Regulated Material on the Property in violation of any Environmental Laws either presently in effect or now or hereafter enacted or promulgated.

            (iii) "Environmental Law" means any Laws relating to underground or petroleum storage tanks; the protection of human health or the environment; wetlands; soil, air or water quality; or the use, generation, release, transportation, storage or disposal of Regulated Materials, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; the Solid Waste Disposal Act; the Clean Air Act; the Clean Water Act; the Federal Insecticide, Fungicide and Rodenticide Act; the National Environmental Policy Act; the Endangered Species Act of 1973; any analogous state laws; and any regulations promulgated under any of the foregoing.

            (iv) "Regulated Material" means any substance that is regulated by or controlled under any Environmental Laws; that is or becomes defined as a solid, toxic or hazardous waste, substance or material or a pollutant or contaminate under any Environmental Laws; that is flammable, explosive, corrosive, radioactive, reactive, or carcinogenic; or that contains petroleum, polychlorinated bypheynols, asbestos or urea formaldehyde foam insulation.

            (v) "Tenant Parties" means any officer, member, contractor, agent, employee, customer, guest, licensee or invitee of the Tenant.


                   LANDLORD REPRESENTATION. Landlord restates, ratifies and affirms all representations, warranties and agreement made with respect to the environmental condition of the property which the Premises are a part of as set forth in Section 3B(v) of the Stock Purchase Agreement by and among THE NAMED SELLERS and WINSTON FURNITURE COMPANY OF ALABAMA, INC. and MIAMI METAL PRODUCTS, INC. and INDUSTRIAL MUEBLERA POMPEII de MEXICO, S.A. de C.V. dated as of November 23, 1998, and further represents and warrants that there is no Environmental Contamination wit respect to the Premises and that the Premises are in compliance with all Environmental Laws.

                   INDEMNIFICATION. Landlord shall indemnify, defend and hold Tenant harmless from and against any and all claims caused by, alleged to be caused by, arising out of or relating to
                   (i) any inaccuracy in the representations or warranties of the Landlord relating to the environmental condition of the Premises contained in either the Purchase Agreement or this Lease; (ii) any Environmental Contamination of the Premises existing on or before the date of this Lease Amendment or caused, in whole or in part, by Landlord, by any Landlord Parties or any party other than Tenant or the Tenant Parties; (iii) any condition existing on the Premises as of the date of this Lease Amendment or caused or created by Landlord or any Landlord Parties or any party other than Tenant or the Tenant Parties that constitutes a violation of any Environmental Laws or that may, in the future, constitute a violation of any Environmental Laws; (iv) any matters identified in the Phase I Environmental Site Assessment dated July 24, 1998 as prepared by Environmental Control, Inc. and (v) any failure by Landlord or any Landlord Party to clean up and remediate any Environmental Contamination on the Premises in accordance with all applicable laws.

                   TENANT OBLIGATIONS. Tenant shall not violate and shall, at Tenant's expense, fully comply with, all Environmental Laws applicable to Tenant and its business, except to the extent that Landlord has agreed to comply with such Environmental Laws as provided in the Purchase Agreement and this Lease Amendment or to the extent that such compliance is necessitated or required because of a violation of any Environmental Law before the date of execution of this Lease Amendment or because of a condition that existed before the date of execution of this Lease Amendment."

         9. The following new Section 32 is added to the Lease:

            "32.  ADA COMPLIANCE.

                  Landlord represents and warrants that the Premises and common areas of the building comply with the Americans With Disabilities Act and agrees that it shall be responsible for all costs and expenses required for such compliance."

         10. The following new Section 33 is added to the Lease:

            "33.  LANDLORD REPRESENTATION

                  Except as set forth in Section 38(j) of the Disclosure
            Schedule to the Purchase Agreement, Landlord represents and warrants that (a) it has not received any notice of noncompliance with federal, state, county and city laws, ordinances and regulations with respect to the Premises and (b) it has all appropriate licenses and certificates necessary to conduct its operations and such licenses and certificates are current."

         11. RATIFICATION OF REMAINING PROVISIONS OF LEASE. The remaining provisions of the Lease are hereby ratified and affirmed.

         IN WITNESS WHEREOF, the undersigned have executed this First Amendment to Lease Agreement as of the 30th day of July, 1999.

TENANT:                          LANDLORD:

MIAMI METAL PRODUCTS, INC.       NITRAM PARTNERS, LTD.

                                 By: Nitram Holdings, Inc.,
                                     its General Partner

By: /s/ Leo Martin, President    By: /s/ Leo Martin, President
    ---------------------------      ----------------------------
     Leo Martin, President           Leo Martin, President